Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated April 28, 2011 relating to the financial statements and financial highlights which appear in the February 28, 2011 Annual Reports to Shareholders of The Value Line Tax Exempt Fund, Inc., which are also incorporated by reference into the Registration Statement, and our report dated March 22, 2011 relating to the financial statements and financial highlights which appear in the January 31, 2011 Annual Report to Shareholders of Value Line New York Tax Exempt Trust (collectively the “Funds”), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement and under the headings “Financial Highlights” in the Prospectuses and “Investment Advisory and Other Services” and “Financial Statements” in the Statements of Additional Information dated July 1, 2011 and June 1, 2011, as applicable, for each of the Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 1, 2012